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                                                                    EXHIBIT 99.1

                             FOR IMMEDIATE RELEASE

         IP AXESS SELECTS DELOITTE & TOUCHE AS NEW INDEPENDENT AUDITORS

     PLANO, TX, Jan. 10 -- IP AXESS (NASDAQ: RACE) announced today that it has hired Deloitte & Touche LLP to serve as the company's independent auditors.

About IP AXESS

     DATA RACE, Inc., is currently doing business as IP AXESS. At the annual meeting of the company's shareholders, held on November 9, 2000, shareholders approved the formal change of the corporate name of the company to IP AXESS,
Inc.   Based in Plano, Texas, with an office in San Antonio, Texas, IP AXESS
(www.ipaxess.com) provides integrated IP-based remote-work solutions over
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multiple access media.  The company's VocalWare IP client/server product line provides users in remote locations with simultaneous access to critical corporate resources including phone, fax, Internet, and e-mail over a single connection: xDSL, cable modem, LAN, Frame Relay, ATM or high-speed dial-up through VPN, local ISP POP, or PSTN.

                                    - more -
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     IP AXESS, 6509 Windcrest Dr., Suite 120, Plano, TX 75024, U.S.A., Tel: 800-
749-7223, Fax:  210-263-2075, www.ipaxess.com, info@ipaxess.com

     DATA RACE and the DATA RACE logo are trademarks of DATA RACE, Inc. registered in the U.S. Patent and Trademark Office. IP AXESS, the IP AXESS logo, VocalWare, VocalWare RealPhone, VocalWare Turbo, Telepresence and Flexwork are trademarks of DATA RACE, Inc.